UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 27, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, filed on June 30, 2014 reporting the acquisition of an industrial portfolio (the “Portfolio”) consisting of nine properties acquired from a single-seller (the “Original Filing”), to include the historical financial statements and pro forma information required by Item 9.01(a) and (b) of Form 8-K.  This Form 8-K/A should be read in conjunction with the Original Filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of the Portfolio Under Rule 3-14 of Regulation S-X
	Report of Independent Auditors	3
	Statements of Revenues and Certain Expenses for the three months ended March 31, 2014 (unaudited) and the year ended December 31, 2013	4
	Notes to the Statements of Revenues and Certain Expenses	5

(b)	Unaudited Pro Forma Condensed Consolidated Information.
	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	8
	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2014	9
	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013	10
	Notes to the Unaudited Condensed Consolidated Financial Statements	11

(c)	Exhibits.

23.1*	Consent of Ernst & Young LLP
	*Filed herewith

Report of Independent Auditors

The Board of Directors and Stockholders of Rexford Industrial Realty, Inc.

We have audited the accompanying statement of revenues and certain expenses (“the financial statement”) of the nine-property industrial portfolio (“the Portfolio”) for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 of the Portfolio’s financial statement for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1 to the financial statement, the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

San Diego, California

July 30, 2014

PORTFOLIO

STATEMENT OF REVENUES AND CERTAIN EXPENSES

THREE-MONTHS ENDED MARCH 31, 2014 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Three Months Ended March 31, 2014 (Unaudited)	Year Ended December 31, 2013
RENTAL REVENUES
Rental revenues	$1,315	$6,374
Tenant reimbursements	370	1,561
TOTAL RENTAL REVENUES	1,685	7,935
CERTAIN OPERATING EXPENSES
Property expenses	410	1,686
TOTAL OPERATING EXPENSES	410	1,686
REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$1,275	$6,249

PORTFOLIO

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES

(in thousands)

1.	BACKGROUND AND BASIS OF PRESENTATION

The accompanying statements of revenues and certain expenses present the results of operations of an industrial portfolio consisting of nine properties (the “Portfolio”) for the three months ended March 31, 2014 (unaudited) and the year ended December 31, 2013.  The Portfolio was acquired by Rexford Industrial Realty, Inc., through its operating partnership, Rexford Industrial Realty, L.P. from a third-party seller on June 27, 2014 for approximately $88.5 million.  The table below sets forth relevant information with respect to the properties in the Portfolio at the time of acquisition (unaudited).

Property Address	City	Number of Buildings	Asset Type	Year Built	Rentable Square Feet	Number of Leases	Occupancy
14955-14971 E Salt Lake Ave.	Industry	1	Warehouse / Distribution / Manufacturing	1979	126,036	4	100%
3880 W. Valley Blvd.	Pomona	1	Manufacturing	1980	108,703	1	100%
5235 E. Hunter Ave.	Anaheim	1	Manufacturing / Office	1987	119,692	3	100%
9340 Cabot Drive	San Diego	1	Manufacturing / Distribution	1975/6	86,564	2	84%
9404 Cabot Drive	San Diego	1	Distribution	1975/6	46,846	1	100%
9455 Cabot Drive	San Diego	1	Distribution	1975/6	96,840	1	84%
9755 Distribution Ave.	San Diego	1	Warehouse / Distribution	1974	47,666	2	100%
9855 Distribution Ave.	San Diego	1	Warehouse / Distribution	1983	60,819	2	100%
1601 Alton Parkway	Irvine	1	R&D/Manufacturing	1974	124,000	1	40%
		9			817,166	17	87%

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred through the future operations of the Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, management fee expense, and amortization of above and below market leases.

2. SIGNIFICANT ACCOUNTING POLICES

Revenue Recognition

The Portfolio recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

PORTFOLIO

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES

(in thousands)

Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Portfolio is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

3.MINIMUM FUTURE LEASE RENTALS

There are various lease agreements in place with tenants to lease space in the Portfolio. As of March 31, 2014, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows (unaudited and in thousands):

Years Ending December 31
2014	$4,002
2015	5,042
2016	3,983
2017	1,564
2018	1,134
Thereafter	1,270
Total	$16,995

Leases generally require reimbursement of the tenant's proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

4.      TENANT CONCENTRATIONS

For the three months ended March 31, 2014 and the year ended December 31, 2013, three tenants represented 36% and 36%, respectively, of the Portfolio’s rental revenue.

5.       COMMITMENTS AND CONTINGENCIES

The Portfolio is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance and the ultimate settlement of these actions will not have a material adverse effect on the Portfolio’s results of operations.

6.       SUBSEQUENT EVENTS

Subsequent events were evaluated through July 30, 2014, the date the financial statements were available to be issued.

REXFORD INDUSTRIAL REALTY, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 is based on Rexford Industrial Realty, Inc.’s (the “Company”) historical consolidated balance sheet and reflects the subsequent acquisition of a nine property industrial portfolio from a single seller (the “Portfolio”) and the related borrowings on the revolving credit facility and the term loan as if such transactions had occurred on March 31, 2014.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 are based on the Company’s and to the extent applicable, its Predecessor’s, historical statements of operations and have been prepared to reflect the incremental effect of the Company’s initial public offering on July 24, 2013 and the Company’s acquisition of the Portfolio as if such transactions had occurred on January 1, 2013.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the Company’s initial public offering and acquisition of the Portfolio had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in conjunction with the Company’s financial statements included on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the three months ended March 31, 2014.

REXFORD INDUSTRIAL REALTY, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2014

(in thousands – except share and per share data)

(Unaudited)

	Rexford Industrial Realty, Inc. (A)	Acquisition of Portfolio (B)	Pro Forma Rexford Industrial Realty, Inc.
ASSETS
Investments in real estate, net	512,573	82,173	594,746
Cash and cash equivalents	6,344	(841)	5,503
Restricted cash	352	-	352
Notes receivable	13,135	-	13,135
Rents and other receivables, net	1,254	-	1,254
Deferred rent receivable, net	3,817	-	3,817
Deferred leasing costs, net	2,303	-	2,303
Deferred loan costs, net	1,476	392	1,868
Acquired lease intangible assets, net	13,174	6,522	19,696
Acquired indefinite-lived intangible	5,271	-	5,271
Other assets	4,588	119	4,707
Acquisition related deposits	1,550	-	1,550
Investment in unconsolidated real estate entities	5,778	-	5,778
Total Assets	$571,615	$88,365	$659,980
LIABILITIES & EQUITY
Liabilities
Notes payable	$212,918	$88,000	$300,918
Accounts payable, accrued expenses and other liabilities	6,345	2	6,347
Dividends payable	3,066	-	3,066
Acquired lease intangible liabilities, net	1,553	184	1,737
Tenant security deposits	6,960	355	7,315
Prepaid rents	778	200	978
Total Liabilities	231,620	88,741	320,361
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 25,551,204 and 25,559,886 outstanding at March 31, 2014 and December 31, 2013, respectively	255	-	255
Additional paid in capital	312,131	-	312,131
Accumulated other comprehensive income	269	-	269
Accumulated deficit	(7,782)	(376)	(8,158)
Total stockholders' equity	304,873	(376)	304,497
Noncontrolling interests	35,122	-	35,122
Total Equity	339,995	(376)	339,619
Total Liabilities and Equity	$571,615	$88,365	$659,980

REXFORD INDUSTRIAL REALTY, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2014

(in thousands – except share and per share data)

(Unaudited)

	Rexford Industrial Realty, Inc. (AA)	Acquisition of Portfolio (DD)	Other Adjustments		Pro Forma Rexford Industrial Realty, Inc.
RENTAL REVENUES
Rental revenues	$11,628	$1,235	$-		$12,863
Tenant reimbursements	1,511	370	-		1,881
Management, leasing and development services	234	-	-		234
Other income	42	-	-		42
TOTAL RENTAL REVENUES	13,415	1,605	-		15,020
Interest income	276	-	-		276
TOTAL REVENUES	13,691	1,605	-		15,296
OPERATING EXPENSES
Property expenses	4,134	410	75	(EE)	4,619
General and administrative	2,605	-	-		2,605
Depreciation and amortization	6,130	1,125	-		7,255
TOTAL OPERATING EXPENSES	12,869	1,535	75		14,479
OTHER (INCOME) EXPENSE
Acquisition expenses	333	-	-		333
Interest expense	1,251	-	383	(FF)	1,634
Gain on mark-to-market of interest rate swaps	-	-	-		-
TOTAL OTHER EXPENSE	1,584	-	383		1,967
TOTAL EXPENSES	14,453	1,535	458		16,446
Equity in income (loss) from unconsolidated real estate entities	45	-	-		45
Gain from early repayment of note receivable	-	-	-		-
Loss on extinguishment of debt	-	-	-		-
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(717)	70	(458)		(1,105)
Net loss from continuing operations attributable to noncontrolling interests	-	-	117	(GG)	117
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC. STOCKHOLDERS	$(717)	$70	$(341)		$(988)
Loss from continuing operations attributable to common stockholders per share - basic and diluted	$(0.03)				$(0.04)
Weighted average shares of common stock outstanding - basic and diluted	25,419,418				25,419,418

REXFORD INDUSTRIAL REALTY, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2013

(in thousands – except share and per share data)

(Unaudited)

	Rexford Industrial Realty, Inc. Predecessor (Period from 1/1/13 -7/23/13) (AA)	Rexford Industrial Realty, Inc. (Period from 7/24/13 - 12/31/13) (AA)	Contribution of Rexford Sponsor LLC and Rexford Fund V REIT LLC (BB)	IPO Financing Transactions (CC)	Other Adjustments		Pro Forma Rexford Industrial Realty, Inc. before Acquisition of Portfolio	Acquisition of Portfolio (DD)	Other Adjustments		Pro Forma Rexford Industrial Realty, Inc.
RENTAL REVENUES
Rental revenues	$19,206	$18,449	$(22)	$-	$-		$37,633	$6,055	$-		$43,688
Tenant reimbursements	2,212	2,161	-	-	-		4,373	1,561	-		5,934
Management, leasing and development services	444	534	-	-	-		978	-	-		978
Other income	187	93	-	-	-		280	-	-		280
TOTAL RENTAL REVENUES	22,049	21,237	(22)	-	-		43,264	7,616	-		50,880
Interest income	698	381	-	-	-		1,079	-	-		1,079
TOTAL REVENUES	22,747	21,618	(22)	-	-		44,343	7,616	-		51,959
OPERATING EXPENSES
Property expenses	5,924	6,396	-	-	-		12,320	1,686	298	(EE)	14,304
General and administrative	4,420	5,327	-	-	-		9,747	-	-		9,747
Depreciation and amortization	7,022	8,686	3,090	-	-		18,798	4,769	-		23,567
TOTAL OPERATING EXPENSES	17,366	20,409	3,090	-	-		40,865	6,455	298		47,618
OTHER (INCOME) EXPENSE
Acquisition expenses	724	540	-	-	-		1,264	-	-		1,264
Interest expense	9,395	1,763	-	(7,308)	-		3,850	-	1,552	(FF)	5,402
Gain on mark-to-market of interest rate swaps	(49)	-	-	-	-		(49)	-	-		(49)
TOTAL OTHER EXPENSE	10,070	2,303	-	(7,308)	-		5,065	-	1,552		6,617
TOTAL EXPENSES	27,436	22,712	3,090	(7,308)	-		45,930	6,455	1,850		54,235
Equity in income (loss) from unconsolidated real estate entities	(915)	92	-	-	-		(823)	-	-		(823)
Gain from early repayment of note receivable	1,365	-	-	-	-		1,365	-	-		1,365
Loss on extinguishment of debt	(3,955)	-	-	-	-		(3,955)	-	-		(3,955)
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(8,194)	(1,002)	(3,112)	7,308	-		(5,000)	1,161	(1,850)		(5,689)
Net income attributable to noncontrolling interests	-	-	-	-	606	(FF)	606	-	84	(GG)	690
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC. STOCKHOLDERS	$(8,194)	$(1,002)	$(3,112)	$7,308	$606		$(4,394)	$1,161	$(1,766)		$(4,999)
Loss from continuing operations attributable to common stockholders per share - basic and diluted		$(0.04)					$(0.18)				$(0.20)
Weighted average shares of common stock outstanding - basic and diluted		24,925,226					24,925,226				24,925,226

REXFORD INDUSTRIAL REALTY, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Balance sheet adjustments

(A)

Represents the unaudited historical balance sheet of Rexford Industrial Realty, Inc. (the “Company,” “we,” or “us”) as of March 31, 2014.  See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

(B)

Reflects the acquisition of the nine property industrial portfolio from a single seller (the “Portfolio”) as if it had occurred on March 31, 2014 for approximately $88.5 million.  The acquisition was funded by entering into a new $48.5 million term loan and drawing $39.5 million on the Company’s revolving credit facility.  The Company incurred $0.4 million in acquisition expenses as part of the acquisition of the Portfolio.

2.	Income statement adjustments

(AA)

Represents the unaudited historical consolidated operations of the Company for the three months ended March 31, 2014, the historical consolidated operations of the Company for the period from July 24, 2013 through December 31, 2013, and the combined operations of Rexford Industrial Realty, Inc.’s Predecessor (the “Predecessor”) for the period from January 1, 2013 through July 23, 2013. See the historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(BB)

Reflects the contribution of Rexford Fund V Sponsor, LLC, Rexford Industrial Fund V REIT, LLC and their controlled subsidiaries in the formation transactions as if this had occurred on January 1, 2013. The contribution of the ownership interests in Rexford Fund V Sponsor, LLC, Rexford Industrial Fund V REIT, LLC and their controlled subsidiaries was accounted for as a business combination in accordance with ASC Section 805-10, Business Combinations, and recorded at the estimated fair value of the acquired assets and assumed liabilities. Adjustments to rental revenues and depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of the business combination.

(CC)

Reflects the proceeds from our initial public offering used to repay approximately $303.3 million of debt secured by the assets of the Predecessor resulting in a decrease in interest expense as if repayment had occurred on January 1, 2013.  Additionally, reflects the incremental interest from the $60.0 million term loan and the initial $7.1 million draw on our revolving credit facility made at the time of our initial public offering as if they had occurred on January 1, 2013. The calculation of interest expense relating to our $60.0 million term loan assumes an interest rate of one-month LIBOR plus the applicable LIBOR margin of 1.90%, or currently 2.06%. The calculation of interest expense relating to our draw on our secured revolving credit facility assumes an interest rate of one-month LIBOR plus the applicable LIBOR margin of 1.55%, or currently 1.71%, and a 0.30% unused line fee.  On a pro forma basis, if LIBOR were to increase by 1/8%, interest expense would have increased by and net loss from continuing operations would have increased by $47,000 for the year ended December 31, 2013.  Conversely, if LIBOR were to decrease by 1/8%, interest expense would have decreased by and net loss from continuing operations would have decreased by $47,000 for the year ended December 31, 2013.

REXFORD INDUSTRIAL REALTY, INC.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(DD)

The pro forma adjustments reflect the results of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 for the Portfolio as if the Portfolio had been acquired on January 1, 2013.  Revenues and direct operating expenses are presented on the accrual basis of accounting.  Rental revenues include adjustments for the amortization of the net amount of above- and below-market rents.  Depreciation and amortization amounts were determined based on management’s evaluation of the estimated useful lives of the properties in the Portfolio and intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.

(EE)

The pro forma adjustments reflect the incremental property tax expense from the anticipated real estate tax reassessment of the Portfolio for the three months ended March 31, 2014 and the year ended December 31, 2014 as if the Portfolio had been acquired on January 1, 2013.

(FF)

Reflects the adjustment to interest expense as if the $48.5 million term loan at an interest rate of one-month LIBOR plus the applicable LIBOR margin of 1.55% and draws of $39.5 million on the Company’s revolving credit facility at an interest rate of one-month LIBOR plus the applicable LIBOR margin of 1.55% and a 0.30% unused line fee, had occurred on January 1, 2013.  On a pro forma basis, if LIBOR were to increase by 1/8%, interest expense would have increased by and net loss from continuing operations would have increased by $27,000 and $110,000 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.  Conversely, if LIBOR were to decrease by 1/8%, interest expense would have decreased by and net loss from continuing operations would have decreased by $27,000 and $110,000 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

(GG)

Reflects the pro forma income allocation to unitholders in our operating partnership of the various adjustments noted in (AA), (BB), (CC), (DD) and (EE) above, for the three months ended March 31, 2014 and the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

July 31, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

July 31, 2014	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

.

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young, LLP